                                                                      EXHIBIT 11

                              CRYSTAL OIL COMPANY

                     COMPUTATION OF INCOME PER COMMON SHARE
               (In Thousands Except Share and Per Share Amounts)
                                  (Unaudited)

                                     Three Months Ended          Nine Months Ended
                                         September 30              September 30
                                 -------------------------   --------------------------
                                     1996          1995          1996           1995
                                 -----------   -----------   -----------    -----------
Earnings per common share:
  Income from operations         $       626   $       590   $     1,908    $       979
                                 ===========   ===========   ===========    ===========

  Weighted average of common
    shares outstanding             2,665,372     2,643,708     2,660,610      2,620,667
                                 ===========   ===========   ===========    ===========

Earnings per common share        $       .23   $       .22   $       .72    $       .37
                                 ===========   ===========   ===========    ===========


Primary: (Including dilutive
          Common Stock
          equivalents)
  Income from operation          $       626   $       590   $     1,908    $       979
  Adjustments to income
    (net of income tax)                    -             -             -              -
                                 -----------   -----------   -----------    -----------
  Adjusted net income            $       626   $       590   $     1,908    $       979
                                 ===========   ===========   ===========    ===========

  Weighted average of common
    and common equivalent
    shares:
      Outstanding                  2,665,372     2,643,708     2,660,610      2,620,667
      Assuming conversion or
        exercise of:
          Stock options, net
            of treasury shares        27,790        32,246        32,082         49,732
          Senior preferred stock      33,274        33,274        33,274         33,274
                                 -----------   -----------   -----------    -----------
                                   2,726,436     2,709,228     2,725,966      2,703,673
                                 ===========   ===========   ===========    ===========

  Per share amount:
      Net income                 $       .23   $       .22   $       .70    $       .36
                                 ===========   ===========   ===========    ===========

                                                                      EXHIBIT 11
                                                                     (continued)

                              CRYSTAL OIL COMPANY

                     COMPUTATION OF INCOME PER COMMON SHARE
               (In Thousands Except Share and Per Share Amounts)
                                  (Unaudited)

                                    Three Months Ended           Nine Months Ended
                                       September 30                September 30
                                -------------------------    -------------------------
                                    1996          1995           1996          1995
                                -----------   -----------    -----------   -----------
Fully-diluted:
  Income from operation         $       626   $       590    $     1,908   $       979
  Adjustments to income
    (net of income tax)                   -             -              -             -
                                -----------   -----------    -----------   -----------
  Adjusted net income           $       626   $       590    $     1,908   $       979
                                ===========   ===========    ===========   ===========

  Weighted average of
    common shares:
    Outstanding                   2,665,372     2,643,708      2,660,610     2,620,667
    Assuming conversion or
      exercise of:
        Stock options, net
          of treasury shares         29,948        32,246         34,038        49,732
        Senior preferred stock       33,274        33,274         33,274        33,274
                                -----------   -----------    -----------   -----------
                                  2,728,594     2,709,228      2,727,922     2,703,673
                                ===========   ===========    ===========   ===========

  Per share amount:
      Net income                $       .23   $       .22    $       .70   $       .36
                                ===========   ===========    ===========   ===========


NOTE:  See Note 3 of Notes to Consolidated Condensed Financial Statements.





                                      -23-